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                                  Exhibit 23.2


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2000 (except for notes 9 and 12, as to which the date is July 24, 2000) in the Registration Statement (Form S-1 No. 333-37778) and related Prospectus of California Pizza Kitchen, Inc. and Subsidiaries dated August 2, 2000. We also consent to the reference to our firm under the caption "Experts" in the Prospectuses which are a part of the Registration Statement.

                                                /s/ Ernst & Young LLP

Woodland Hills, California
August 1, 2000